Exhibit 21.1

SUBSIDIARIES OF

PLAINS ALL AMERICAN PIPELINE, L.P.

(As of 12/31/09)

Subsidiary	Jurisdiction of Organization
PAA Finance Corp.	Delaware
Plains Marketing, L.P.	Texas
Plains Pipeline, L.P.	Texas
Plains Marketing GP Inc.	Delaware
Plains Marketing Canada LLC	Delaware
Plains Marketing Canada, L.P.	Canada
PMC (Nova Scotia) Company	Nova Scotia
Rancho LPG Holdings LLC	Delaware
Plains LPG Services GP LLC	Delaware
Plains LPG Services, L.P.	Delaware
PICSCO LLC	Delaware
Lone Star Trucking, LLC	California
Plains Southcap LLC	Delaware
Pacific Energy GP, LP	Delaware
Pacific Energy Management LLC	Delaware
Pacific Energy Group LLC	Delaware
Pacific Pipeline System LLC	Delaware
Plains West Coast Terminals LLC	Delaware
Pacific LA Marine Terminal LLC	Delaware
Rocky Mountain Pipeline System LLC	Delaware
SLC Pipeline LLC	Delaware
Plains Products Terminals LLC	Delaware
Aurora Pipeline Company	Canada
Plains Midstream GP LLC	Delaware
Plains Midstream, L.P.	Delaware
Plains Midstream Canada ULC	Alberta
Southcap Pipe Line Company	Delaware
CDM Max LLC	Texas
Plains Marketing Bondholder, LLC	Delaware
PNGS GP LLC	Delaware
PAA Natural Gas Storage, L.P.	Delaware
PAA/Vulcan Gas Storage, LLC	Delaware
PAA Natural Gas Storage, LLC	Delaware
Bluewater Natural Gas Holding, LLC	Delaware
BW Gas Storage Corp.	Delaware
Bluewater Gas Storage LLC	Delaware
BGS Kimball Gas Storage, LLC	Delaware
Pine Prairie Holding, LLC	Delaware
Pine Prairie Energy Center, LLC	Delaware
PPEC Bondholder, LLC	Delaware